Exhibit 99.1

New Mountain Finance Corporation Issues Letter to Stakeholders

NEW YORK--(BUSINESS WIRE)--April 7, 2020--New Mountain Finance Corporation (NYSE:NMFC)

Dear Fellow Stakeholders:

As the COVID-19 pandemic continues and as we now have finished our first quarter end during this crisis, we are writing to keep you informed about New Mountain Finance Corporation (“NMFC”, the “Company”, “we”, “us”, or “our”) and its progress.

Before we do, we want to begin by recognizing the human toll of the COVID-19 crisis and want to wish good health and safety to all of you and your families. We sincerely hope you stay well throughout this dangerous time.

Turning to business, New Mountain has long sought to emphasize "defensive growth" industries in both its private equity and credit efforts. As a result, NMFC has had an annualized realized default rate from the time of our 2011 IPO until now of under 50 basis points, while paying over $700 million of cash dividends, equivalent to $12.33 per share. We, as the managers of NMFC, are the company’s largest shareholder and own approximately 12% of NMFC's stock personally and have continued to add shares during open window periods when allowable. Our objective is to continue to manage NMFC safely through the crisis, and to resume our normal operations as the crisis ends.

It is too soon for us to formally report on the quarter ended March 31, 2020, but we believe we can now make the following observations:

Portfolio:

  Every one of NMFC's borrowers paid interest for the first quarter of 2020, except for two. One, representing under 1% of total assets, has paid 50% of its cash interest and has agreed to pay the balance within days. The second, which we still hope may pay interest soon, accounts for just over 1% of our total assets.
  We estimate that approximately 1% of our total portfolio, in aggregate, is in the areas of restaurants, gyms, hospitality, leisure, commercial aviation, automotive manufacturing, home building and discretionary consumer products. Less than 2% of our assets are in companies that are exposed to oil and gas. Our largest area of lending has been to software companies, which typically have large installed bases of repeat users, and with on average about 50% of the capital structure junior to our loans at the time our loan was made.
  Our most impacted loans – about 11% of assets – are in the dental practice, dermatology and eye care industries, which we expect will be necessary services again when the pandemic is contained. New Mountain has extensive ownership experience in the dental practice and optical supply industries through its private equity efforts.
  Our portfolio is well diversified overall; as of December 31, 2019, our largest individual position was 2.7% in fair value and our top 15 positions accounted for 31.7% of fair value.
  Over 66% of our portfolio is in the senior securities of the borrower, rather than in the second lien, preferred equity or common equity.

Valuation and Leverage:

  While we are in the early stages of determining our March 31st investment values, based on observable 3/31 marks, comparable 3/31 yields, third party draft valuations and the current condition of our portfolio articulated above, we expect to be well within our statutory leverage requirements. As always, our board of directors, including independent board members, will have the final approval of the fair value of our portfolio.
  We currently have approximately $1,028 million outstanding under our three secured credit facilities, $655 million outstanding under various unsecured notes, and $300 million under the SBA program. Note: SBA-guaranteed debentures are not included in the calculation of statutory leverage under the Investment Company Act of 1940. We have an active and constructive dialogue with our lenders, with whom we have deep and longstanding institutional relationships.

Liquidity:

  Based on currently known funding requirements and fund inflows, we expect to have approximately $150 million of cash and immediately available other liquidity during the current quarter to handle incremental needs from borrowers or lenders. We are monitoring the potential needs of our portfolio companies and any impacts on our secured credit facility borrowing bases on a daily basis.
  We have approximately $50 million of undrawn revolver commitments across more than 30 borrowers. We went into this crisis with approximately $75 million undrawn so we have seen a draw rate of approximately 30%. Based on conversations with the borrowers, we would currently expect some portion, but not the majority, of the remaining $50 million to be drawn in the weeks ahead.
  We have approximately $100 million of undrawn delayed draw term loan exposure outstanding across more than 15 borrowers. We have seen limited draws on these facilities in recent weeks as the significant majority of this exposure can only be drawn for certain defined purposes (typically to fund acquisitions) which have been limited in the current environment.
  Our loan assets generate over $60 million of cash interest income per quarter while our borrowings require modestly over $20 million quarterly to service, so we generate approximately $40 million of cash net interest margin per quarter (before the impact of any potential future borrower payment defaults).

New Mountain Finance Advisers BDC, L.L.C. (“Advisor”) Support:

  The management team at NMFC is the largest shareholder of the Company, with ownership of approximately 12%. In order to further support NMFC, the Advisor and its affiliates to date have taken the following actions:
    Deferred collection of Q4 2019 management and incentive fees ($17 million) typically paid in cash in March. First quarter management and incentive payments will likewise be deferred.
    Provided a $30 million unsecured revolver for NMFC.
    Intends to purchase a minority stake in NMFC’s REIT subsidiary for up to $33 million at a price in excess of NMFC’s cost.
  The Advisor continues to evaluate incremental supportive actions.

New Mountain's management team has experience dating back to 1981, including the 1987 crash, the 1990 junk bond crash, the events of 9/11, the 2007 and 2008 crash and others. We hope to manage successfully through this challenge as well, and will do our best to keep you informed as events develop.

We thank you as always for your friendship and support.

Sincerely yours,

Steven B. Klinsky, Chairman of the Board of Directors

Robert A. Hamwee, Chief Executive Officer

John R. Kline, President & Chief Operating Officer

About New Mountain Finance Corporation

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The Company’s first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose the Company to the risks associated with second lien and subordinated loans to the extent it invests in the “last out” tranche. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its investment adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements”, which relate to future events or our future operations, performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant volatility on our business, portfolio companies, our industry and the global economy. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. The Company undertakes no obligation to publicly update or revise any forward-looking statements made herein, unless required to do so by law. All forward-looking statements speak only as of the time of this press release.

Contacts

Shiraz Y. Kajee, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505